UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 28, 2018
BLOX, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-53565	20-8530914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
#202, 5626 Larch Street, Vancouver, British Columbia	V6M 4E1
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(604) 696-4236
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Blox, Inc. (the “Company”) (has acquired by way of a private placement transaction, 3,333,333 units in the capital stock of Ashanti Sankofa Inc., a TSX Venture Exchange listed company trading under the symbol “ASI” (“Ashanti”).  Each unit consists of one common share (the “Share”) and one transferable share purchase warrant (the “Warrant”) exercisable for a term of two-years at a price of CAD$0.05 per share (the “Units”).

Prior to giving effect to the private placement transaction pursuant to which the Company acquired 3,333,333 Units, the Company did not hold directly and indirectly any securities of Ashanti.  After giving effect to the acquisition of the 3,333,333 Units, the Company holds 3,333,333 Shares, representing 9.51% of the issued and outstanding shares of Ashanti.  Assuming exercise of the 3,333,333 Warrants, the Company would hold 6,666,666 Shares, representing 17.36% of the issued and outstanding shares of Ashanti.

The Units were acquired for investment purposes.  While the Company does not intend to acquire further securities of Ashanti, the Company may, from time to time, increase or decrease its ownership of securities of Ashanti through the market or otherwise, as circumstances or market conditions warrant.

Item 9.01	Financial Statements and Exhibits
99.1	News Release dated April 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOX, INC.
/s/ Ronald Renne
Ronald Renne
Chairman
Date: April 5, 2018

2